Exhibit 15.1

                    Report of Independent Accountants

To the Shareholders and Trustees of
Boston Edison Company:

We have reviewed the accompanying condensed consolidated balance sheet of Boston Edison Company and its subsidiaries as of September 30, 2001 and the related condensed consolidated statements of income and retained earnings for each of the three-month and nine-month periods ended September 30, 2001 and 2000 and the condensed consolidated statement of cash flows for the nine- month periods ended September 30, 2001 and 2000. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.
Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We previously audited in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Boston Edison Company as of December 31, 2000, and the related consolidated statements of income, comprehensive income, retained earnings and cash flows for the year then ended (not presented herein), and in our report dated January 26, 2001 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2000, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.


PricewaterhouseCoopers LLP
Boston, Massachusetts
November 14, 2001